STOCK PURCHASE AGREEMENT

Date: March 6, 2015

Parties:

“Seller”	Yitzhak N. Diamant
160 Gladesmore Road N, 156, London, England

“Purchaser”	William Tuorto
56 Broad Street, Suite A, Charleston, SC 29401

Premises:

A.	Seller owns 813,516 shares of the common stock of Royal Energy Resources, Inc., a Delaware corporation (the “Company”).

B.	Purchaser wishes to purchase 810,316 shares of the common stock (the “Common Shares”), and Seller wishes to sell said shares on the terms set forth herein.

Agreement:

1.	Purchase of Shares.

	(a)	Seller agrees to sell the Common Shares to Purchaser, and the Purchaser agrees to purchase the Shares, on the Closing Date.

	(b)	The purchase price for the Common Shares will be Sixty-Three Thousand Eight Hundred Thirty-Nine Dollars ($63,839) (the “Purchase Price”).

2.	Closing.

	(a)	The “Closing Date” will be the Closing Date pursuant to the Stock Purchase Agreement among Jacob Roth, E-Starts Money Co. and William Tuorto (the “Roth Agreement”), and the Closing will happen simultaneous with the Closing under the Roth Agreement.

	(b)	On or prior to the Closing Date, Purchaser shall have deposited clear funds adequate to pay the Purchase Price into the escrow account maintained by Robert Brantl, Esq. (the “Escrow Agent”). On or prior to the Closing Date, the Seller shall have delivered to the Escrow Agent the following (the “Seller Deliverables”):

i.	certificates for the Common Shares; and

ii.	stock powers endorsed to the Purchaser and signed by the Seller with documents sufficient to cause the transfer agent to accept the signatures on the stock powers without medallion guarantee.

(c)	On the Closing Date, the Escrow Agent shall (i) deliver the Seller Deliverables to the transfer agent for the Company with instructions to transfer the Common Shares to the Purchaser, and (ii) shall deliver the Purchase Price to the Seller.

	(d)	On the Closing Date, the Company or Escrow Agent shall also pay the Seller $30,000 in full settlement and satisfaction of any claim which the Seller has against the Company.

3.	Seller’ Warranties. Seller warrants and represents to Purchaser that transfer to Purchaser of the Common Shares by the Escrow Agent will vest in Purchaser all right, title and interest in the Common Shares, free of liens, claims, encumbrances or any rights of others whatsoever.

4.	Closing Conditions.

	(a)	The obligations of the Purchaser to purchase the Common Shares shall be subject to the following conditions:

i.	The Seller shall have delivered to the Escrow Agent the Seller Deliverables.

ii.	The Closing under the Roth Agreement shall occur simultaneous with the Closing hereunder. s

(b) The obligations of the Seller to sell the Common Shares shall be subject to satisfaction by Purchaser of its obligation to deposit funds in escrow pursuant to Section 2(b) hereof.

5.	Termination. This Agreement will terminate on March 6, 2015 if the Closing Date has not occurred on or prior to that date. Upon termination, the Escrow Agent shall return the escrowed funds to Purchaser and the Escrow Agent shall return the Seller Deliverables to the Seller.

6.	Release of Claims. In the event Closing occurs, the Seller releases the Company and any of its directors, officers, agents or representatives of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands and other demands whatsoever (whether known or unknown, fixed or contingent) existing at the Closing Date, in law, in equity, or otherwise, which the Seller has. In the event the Seller holds a claim based upon a note or written instrument, the Seller covenants and agrees to destroy the original of such note or instrument, and shall not transfer such note or instrument to a third party.

7.	Notice. All written notices required hereunder shall be given by email sent to the addresses set forth below the party’s signature on this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

WILLIAM TUORTO	YITZHAK N. DIAMANT
(email: wltuorto@earthlink.net)	(email: robertbrantl@earthlink.net)